SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2003

PMA Capital Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	000-22761 (Commission File Number)	23-2217932 (IRS Employer Identification No.)

1735 Market Street, Suite 2800 Philadelphia, Pennsylvania (Address of principal executive offices)	19103-7590 (Zip Code)

Registrant's telephone number, including area code:

(215) 665-5046

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

        On June 5, 2003, we closed our offering of $50 million aggregate principal amount of 8.50% Monthly Income Senior Notes due 2018 and received net proceeds (gross proceeds less underwriting commissions and fees) of approximately $47.9 million. On June 11, 2003, the underwriters exercised their over-allotment option in full for an additional $7.5 million aggregate principal amount of the senior notes. As a result, we received net proceeds of approximately $7.2 million.

Item 7. Financial Statements and Exhibits.

        (c) The Exhibit Index on page E-1 is incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMA Capital Corporation

Date: June 11, 2003	By: /s/ William E. Hitselberger
William E. Hitselberger
Senior Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Number	Description	Method of Filing

5.1	Opinon by Ballard Spahr Andrews & Ingersoll, LLP regarding the legality of 8.50% Monthly Income Senior Notes due 2018	Filed herewith.

E-1